Exhibit 10.73

Intelsat Global, Ltd.

Wellesley House North

90 Pitts Bay Road

Pembroke, Bermuda HM08

December 7, 2009

Dear Mr. McGlade:

Reference is made to that certain Side Letter Agreement to the Management Shareholders Agreement of Intelsat Global, Ltd. (the “Company”), dated as of May 6, 2009, by and among you, the McGlade Family Trust dated January 2, 2009, and the Company (as amended, the “MSA Side Letter”). Capitalized terms used but not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings ascribed to them in the MSA Side Letter.

Notwithstanding anything to the contrary in the MSA Side Letter or the Equity Award Agreements, you and the Company acknowledge and agree that any benefits not generally available to shareholders of the Company which are provided to you pursuant to the MSA Side Letter (including any benefits in connection with the Co-Investment) or pursuant to the Equity Award Agreements are provided as part of your incentive package in connection with your employment with the Company or one of its subsidiaries and affiliates in accordance with the Employment Agreement and, for the avoidance of doubt, are not provided to you in connection with your status as a shareholder of the Company.

This Letter Agreement, the MSA Side Letter, the Equity Award Agreements and the Employment Agreement constitute the entire agreement between you and the Company with respect to the subject matter described herein.

This Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[Signature page follows]

Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing below. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement in its entirety, fully understand and agree to its terms and provisions, and intend and agree that it be final and legally binding.

INTELSAT GLOBAL, LTD.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

David McGlade

[AMENDMENT TO MCGLADE MSA SIDE LETTER]